                                                                    EXHIBIT 99.4

                        VOICESTREAM WIRELESS CORPORATION
                               EXCHANGE OFFER FOR
                         ANY AND ALL OF ITS OUTSTANDING
                         10 3/8% SENIOR NOTES DUE 2009
                                      AND
                     11 7/8% SENIOR DISCOUNT NOTES DUE 2009

                                                                  March --, 2000

To our Clients:

     Enclosed for your consideration is the Prospectus (as amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Prospectus, the "Offer Documents"), relating to the offer (the "Offer") by VoiceStream Wireless Corporation, a Delaware corporation (the "Offeror"), to exchange its new registered notes for any and all of its 10 3/8% Senior Notes due 2009 and 11 7/8% Senior Discount Notes due 2009 (collectively, the "Notes").

     All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

     The materials relating to the Offer are being forwarded to you as the beneficial owner of Notes held by us for your account or benefit but not registered in your name. A tender of any Notes may only be made by us as registered Holder pursuant to your instructions. The Offeror urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to tender Notes pursuant to the Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Notes held by us for your account. We urge you to read carefully the Prospectus and the related Letter of Transmittal before instructing us to tender your Notes. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., New York City time, on April 28, 2000, unless the applicable Expiration Date is extended as provided in the Prospectus. Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date but not thereafter.

     Your attention is directed to the following:

          1. The Offers are for all outstanding Notes.

          2. If you desire to tender any Notes pursuant to the Offer we must receive your instructions in ample time to permit us to effect a tender of the Notes on your behalf at or prior to 5:00 p.m., New York City time, on the Expiration Date.

          3. Any transfer taxes incident to the transfer of Notes from the tendering Holder to the Offeror will be paid by the Offeror, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT PURSUANT TO THE OFFER, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE ATTACHED LETTER OF INSTRUCTIONS. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Notes held by us and registered in our name for your account.

                             LETTER OF INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by VoiceStream Wireless Corporation with respect to its 10 3/8% Senior Notes due 2009 and 11 7/8% Senior Discount Notes due 2009 (collectively, the "Notes").

     This will instruct you to tender the Notes, indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus dated March 23, 2000 and the related Letter of Transmittal.

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 VOICESTREAM NOTES WHICH ARE TO BE TENDERED
----------------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT OF SENIOR NOTES                   PRINCIPAL AMOUNT AT MATURITY OF SENIOR DISCOUNT
                                                   NOTES
----------------------------------------------------------------------------------------------------

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

                                      ------------------------------------------
                                      Name:

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------------
              FOR THIS TYPE OF ACCOUNT:  GIVE THE
                                         SOCIAL SECURITY
                                         NUMBER OF:
----------------------------------------------------------------

 1.   An individual's account            The individual.

 2.   Two or more individuals (joint     The individual owner of
      account)                           the account or, if
                                         combined funds, the
                                         first individual on the
                                         account(1)

 3.   Custodian account of a minor       The minor(2)
      (Uniform Gift to Minors Act)

 4.   a. The usual revocable savings     The grantor-trustee(1)
      trust account (grantor is also
         trustee)

      b. So-called trust account that    The actual owner(1)
      is not a legal or valid trust
         under State law

 5.   Sole proprietorship account        The owner(3)
----------------------------------------------------------------
              FOR THIS TYPE OF ACCOUNT:  GIVE THE EMPLOYER
                                         IDENTIFICATION
                                         NUMBER OF:
----------------------------------------------------------------
 6.   A valid trust estate, or pension   The legal entity (Do
      trust                              not furnish the
                                         identifying number of
                                         the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself is
                                         not designated in the
                                         account title.)(4)

 7.   Corporate account                  The corporation

 8.   Religious, charitable, or          The organization
      educational organization account

 9.   Partnership account                The partnership

10.   Association, club or other         The organization
      tax-exempt organization

11.   A broker or registered nominee     The broker or nominee

12.   Account with the Department of     The public entity
      Agriculture in the name of a
      public entity (such as a State or
      local government school district
      or prison) that receives
      agricultural program payments

-------------------------------------------------------------
-------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
- An organization exempt from tax under section 501(a), or an individual retirement account.
-   The United States or any wholly-owned agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States or any political subdivision or wholly-owned agency or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.
- An international organization or any wholly-owned agency or instrumentality thereof.

  Payees specifically exempted from backup withholding on interest and dividend payments include the following:
-   A corporation.
-   A financial institution.
- A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a)
-   An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
-   A foreign central bank of issue.
- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
-   Payments of patronage dividends not paid in money.
-   Payments made by certain foreign organizations.
-   Section 404(k) payments made by an ESOP.

  Payments of interest not generally subject to backup withholding including the following:
-   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-   Payments described in section 6049(b)(5) to non-resident aliens.
-   Payments on tax-free covenant bonds under section 1451.
-   Payments made by certain foreign organizations.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. CHECK THE BOX MARKED "EXEMPT" IN PART II OF THE SUBSTITUTE FORM W-9 AND RETURN IT TO THE PAYER.

  Certain payments other than dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A, 6050N and the regulations thereunder.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.